UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2014

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 11, 2014, Novavax, Inc. (“the Company”) issued a press release announcing the closing of the previously announced public offering of 25,000,000 shares of common stock (the “Offering”), and that, pursuant to the underwriting agreement, dated June 5, 2014, with Citigroup Global Markets Inc. and J.P. Morgan Securities LLC as representative of the several underwriters listed on Schedule 1 thereto (the “Underwriters”), the Underwriters exercised their option to purchase an additional 3,750,000 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”). A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

An opinion dated June 11, 2014 regarding the legality of the issuance of the Common Stock in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above).

99.1	Press Release of Novavax, Inc. dated June 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.
(Registrant)

Date: June 11, 2014	By:	/s/ John A. Herrmann III
	Name: Title:	John A. Herrmann III Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above).

99.1	Press Release of Novavax, Inc. dated June 11, 2014.